SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Dynegy Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE:

On October 19, 2010, Dynegy Inc. (“Dynegy”) issued a press release announcing the filing with the Securities and Exchange Commission of an update to its previously filed investor presentation that clarifies certain misconceptions and contains additional important facts related to its previously announced Agreement and Plan of Merger, dated as of August 13, 2010 (the “Merger Agreement”), providing for the acquisition of Dynegy by Denali Parent Inc. (the “Merger”), an affiliate of The Blackstone Group L.P.  Dynegy intends to use the investor presentation, as updated, when discussing the Merger with certain of its stockholders in advance of the special meeting of stockholders of Dynegy, scheduled for November 17, 2010 (the “Special Meeting”), to consider and vote upon the Merger Agreement.  The press release also announced the mailing of a second letter to Dynegy’s stockholders reiterating the recommendation of the Board of Directors of Dynegy that Dynegy’s stockholders vote in favor of the proposal to adopt the Merger Agreement at the Special Meeting; a copy of the letter is included in the press release.  Copies of the press release and the investor presentation are included below.